Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 2, 2021, relating to the financial statements of Embark Trucks, Inc., appearing in Registration Statement No. 333-261324 on Form S-1, as amended, of Embark Technology, Inc.

/s/ Deloitte & Touche LLP

San Jose, California

January 12, 2022